EXHIBIT 99.1

KORU Medical Systems to Unveil Updated Strategic Plan at Investor Day

December 01, 2021 04:01 PM Eastern Standard Time

CHESTER, N.Y.--(BUSINESS WIRE)--Repro Med Systems, Inc. dba KORU Medical Systems (NASDAQ: KRMD) (“KORU Medical” or the “Company”), a leading medical technology company focused on the development of innovative and easy-to-use home infusion solutions, today announced it will host an investor day to provide an update to its strategic plan.

KORU Medical Systems’ management is scheduled to present on Thursday, December 9, 2021 at 10:00 AM EST. Interested parties can access the live and archived webcast on the News/Events page of the Investors section of KORU Medical Systems’ website at www.korumedical.com. The archived webcast will be available for six months.

About KORU Medical Systems

KORU Medical Systems develops, manufactures, and commercializes innovative and easy-to-use specialty infusion solutions that improve quality of life for patients around the world. The FREEDOM Syringe Infusion System currently includes the FREEDOM60® and FreedomEdge® Syringe Infusion Drivers, Precision Flow Rate Tubing™ and HIgH-Flo Subcutaneous Safety Needle Sets™. These devices are used for infusions administered in the home and alternate care settings. For more information, please visit www.korumedical.com.

Investor Contact:

Greg Chodaczek

347-620-7010

investors@korumedical.com